Exhibit 99.1

Filed by Nuvelo, Inc. Pursuant to Rule 425

Under the Securities Act of 1933

And Deemed Filed Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: ARCA biopharma, Inc.

Commission File No. 000-22873

Contact: Nicole Foderaro WeissComm Partners 415-215-5643 nfoderaro@wcpglobal.com	Danielle Bertrand WeissComm Partners 415-577-8258 dbertrand@wcpglobal.com

NUVELO AND ARCA BIOPHARMA ANNOUNCE MERGER AGREEMENT

CREATING LATE-STAGE CARDIOVASUCULAR BIOTECHNOLOGY COMPANY

Experienced Cardiovascular Team to Commercialize First Genetically-Targeted Heart Failure

Treatment and Develop Short-Acting Anticoagulant

Webcast Conference Call Scheduled for Thursday, September 25, 2008 at 8:30 a.m. EDT

San Carlos, California and Broomfield, Colorado, September 25, 2008 – Nuvelo, Inc. (Nasdaq: NUVO) and ARCA biopharma, Inc., a privately-held biopharmaceutical company developing genetically-targeted therapies for heart failure and other cardiovascular diseases, announced that they have entered into a definitive merger agreement, expected to create a biotechnology company with a near-term commercial opportunity Gencaro (bucindolol hydrochloride), as well as a mid-stage pipeline asset, novel short-acting anticoagulant NU172, to drive long-term growth.

“We believe this combination brings both immediate and longer-term value to our stockholders,” said Dr. Ted W. Love, chairman and chief executive officer of Nuvelo. “After thorough review of numerous options, we chose to merge with ARCA because it enables us to transform ourselves into a late-stage company with multiple significant milestones and a near-term commercialization opportunity, backed by a promising cardiovascular pipeline.

“This unique transaction offers us the financial resources, people, and pipeline as we continue to build our company,” said Richard B. Brewer, president and chief executive officer of ARCA. “We believe this merger brings together known industry leaders with significant cardiovascular drug development and commercialization expertise, forming an ideal team to lead the development of the first personalized heart failure medicine, Gencaro, and short-acting anticoagulant NU172, which is being tested as a potential new therapy in indications where heparin and protamine are the current standard of care.”

Overview of Combined Company

Cardiovascular Product Portfolio

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Gencaro™, (trade name pending FDA approval), a Near-term Commercial Product Opportunity: Gencaro is a genetically-targeted beta-blocker with unique vasodilating properties for the treatment of heart failure. Phase 3 data showed statistically significant results for major clinical endpoints including combined heart failure hospitalization and all-cause mortality in the entire patient population studied, and even greater efficacy in a genetically targeted subpopulation, highlighting its differentiated profile and efficacy in heart failure patients. The New Drug Application (NDA) for Gencaro has been accepted for review by the U.S. Food and Drug Administration (FDA) with a PDUFA date of May 31, 2009. Pending a positive regulatory decision, ARCA expects to commercialize Gencaro in the first half of 2010.

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NU172, a Catalyst for Long-term Growth: NU172 is a short-acting anticoagulant that is being tested as a potential new therapy in indications where heparin and protamine are the current standard of care, such as coronary artery bypass graft (CABG) surgery, kidney dialysis and a variety of vascular surgical and coronary interventions. A Phase 2 trial evaluating NU172 in CABG patients is expected to begin in the fourth quarter of 2008 or the first quarter of 2009.

Resources to Provide Solid Foundation

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The cash position of the combined company at the close of the transaction is expected to fund operations at least through 2009, including the potential FDA advisory meeting in the first half of 2009, and anticipated regulatory approval for Gencaro in mid 2009.

Experienced Leadership Capable of Driving Value

•	Chief Executive Officer: Richard B. Brewer, current president and CEO of ARCA, former president and CEO of Scios and senior vice president of sales and marketing of Genentech;

•	Chief Science and Medical Officer: Michael R. Bristow, MD, PhD, current chairman and CSMO at ARCA and former CSMO at Myogen;

•	Executive Vice President of Commercial Operations: Randall St. Laurent, current EVP of commercial operations at ARCA and former vice president of commercial development at Scios;

•	Vice President of Marketing: James Carr, current VP of marketing at ARCA who was instrumental in the successful commercialization of Coreg, a leading beta-blocker treatment for heart failure; and

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The combined company’s board of directors will include Dr. Bristow, Mr. Brewer, Dr. J. William Freytag, Dr. Jean-François Formela and John Zabriskie from ARCA’s current board, and Dr. Ted W. Love, Dr. Burton E. Sobel, and Mary K. Pendergast from Nuvelo’s current board. Dr. Bristow will serve as chairman of the board.

Terms of the Proposed Transaction

Under the terms of the definitive merger agreement between Nuvelo, ARCA and Dawn Acquisition Sub, Inc., a wholly owned subsidiary of Nuvelo, Dawn Acquisition Sub will be merged with and into ARCA and ARCA will become a wholly owned subsidiary of Nuvelo. Under the agreement, Nuvelo will issue new shares of its common stock to ARCA common and preferred stockholders and assume outstanding options and warrants to acquire capital stock of ARCA such that these stockholders, option holders and warrant holders are expected to own or have the right to acquire approximately 67 percent of the common stock of the combined company on a fully-diluted basis, using the treasury stock method. Current Nuvelo stockholders are expected to own approximately 33 percent of the common stock of the combined company on a fully-diluted basis, using the treasury stock method.

The boards of directors of both Nuvelo and ARCA have approved the definitive merger agreement. The transaction is structured as a tax-free reorganization for federal income tax purposes. Consummation of the transaction is subject to closing conditions, including among other things:

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the filing by Nuvelo of a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) with respect to the registration of the shares of Nuvelo common stock to be issued in the merger, and a declaration of its effectiveness by the SEC;

•	approval and adoption of the merger agreement and merger by the requisite vote of the stockholders of ARCA;

•	approval of the issuance of shares of Nuvelo common stock in connection with the merger by the requisite vote of Nuvelo stockholders; and

•	conditional approval for the listing of Nuvelo common stock to be issued in the Merger on any of the Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market.

Subject to these and other customary closing conditions, the transaction is expected to close by the end of this year or early 2009. The merger agreement contains certain termination rights for both Nuvelo and ARCA, and further provides that, upon termination of the merger agreement under specified circumstances, ARCA may be required to pay Nuvelo a termination fee of approximately $1.9 million and Nuvelo may be required to pay ARCA a termination fee of approximately $0.9 million, both based on their relative enterprise values. The officers and directors of ARCA, as well as certain of its significant stockholders and certain Nuvelo stockholders have executed voting agreements in favor of the transaction. Nuvelo expects to file a Form S-4 and related proxy statement/prospectus with the SEC in the coming weeks. If the merger is consummated, the combined company is expected to be renamed ARCA biopharma, Inc., and to apply to change its ticker symbol on the Nasdaq exchange. In order to comply with Nasdaq listing requirements, Nuvelo intends to seek stockholder approval to effect a reverse stock split of its common stock in conjunction with the closing of this transaction.

Nuvelo was advised in the transaction by Jefferies & Company and ARCA was advised by J.P. Morgan.

Conference Call Information

Nuvelo and ARCA will hold a conference call today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss this announcement. To participate in the conference call, please dial 866-854-8095 for domestic callers and 706-634-8567 for international callers and reference conference passcode, 66253667. A telephone replay of the conference call will be available through October 2, 2008. To access the replay, please dial 800-642-1687 for domestic callers and 706-645-9291 for international callers and reference conference passcode, 66253667.

In addition, this call is being webcast Thomson/CCBN and can be accessed at Nuvelo’s website at www.nuvelo.com or ARCA’s website at www.arcabiopharma.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at http://www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (http://www.streetevents.com), a password-protected event management site.

About Nuvelo

Nuvelo, Inc. is dedicated to improving the lives of patients through the discovery, development and commercialization of novel drugs for acute cardiovascular disease, cancer and other debilitating medical conditions. Nuvelo’s development pipeline includes NU172, a direct thrombin inhibitor which has completed Phase 1 development for use as a potential short-acting anticoagulant during medical or surgical procedures; and NU206, a Wnt pathway modulator in Phase 1 development for the potential treatment of chemotherapy/radiation therapy-induced mucositis and inflammatory bowel disease. In addition, Nuvelo is pursuing research programs in leukemia and lymphoma therapeutic antibodies and Wnt signaling pathway therapeutics to further expand its pipeline and create additional partnering and licensing opportunities.

Information about Nuvelo is available at our website at http://www.nuvelo.com or by phoning 650-517-8000.

About ARCA biopharma

ARCA biopharma, Inc. is a privately held company focused on developing and commercializing genetically targeted therapies for heart failure and other cardiovascular diseases. The Company’s lead product candidate, Gencaro™ (bucindolol hydrochloride), is an investigational pharmacologically unique beta-blocker and mild vasodilator being developed for heart failure and other indications. ARCA has identified common genetic variations that predict individual patient response to Gencaro. The companion genetic test for Gencaro is in development by ARCA’s partner, Laboratory Corporation of America. For more information please visit www.arcabiopharma.com.

Forward-looking statements

This press release contains “forward-looking statements” which include, without limitation, statements regarding the completion of the proposed merger transaction between Nuvelo, ARCA and Dawn Acquisition Sub, Inc., the transaction’s anticipated benefits, timing, progress and anticipated completion of the combined company’s clinical stage and research programs, including possible regulatory approval, the potential benefits that patients may experience from the use of the combined company’s clinical stage compounds, and the cash position of the combined company, which statements are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements are based on our management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, failure of Nuvelo or ARCA’s stockholders to approve the merger, the ability to complete the transaction contemplated by this communication in a timely fashion, the risk that Nuvelo’s and ARCA’s business operations will not be integrated successfully; the combined company’s inability to further identify, develop and achieve commercial success for products and technologies; the risk that the combined company’s financial resources will be insufficient to meet the combined company’s business objectives; uncertainties relating to drug discovery and the regulatory approval process; clinical development processes; enrollment rates for patients in our clinical trials; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; and the impact of competitive products and technological changes. These and other factors are identified and described in more detail in Nuvelo’s filings with the SEC, including without limitation Nuvelo’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 and subsequent filings. We disclaim any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

Nuvelo intends to file a registration statement on Form S-4, and a related proxy statement/prospectus, in connection with the merger. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting Nuvelo Investor Relations at the email address: ir@nuvelo.com or by phone at 650-517-8000.

In addition to the registration statement and related proxy statement/prospectus, Nuvelo files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Nuvelo, Inc. at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Nuvelo, Inc.’s filings with the SEC are also available to the public from commercial document-retrieval services and at SEC’s website at www.sec.gov, and from Investor Relations at Nuvelo as described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Nuvelo, ARCA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Nuvelo in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus of described above. Additional information regarding the directors and executive officers of Nuvelo is also included in Nuvelo’s proxy statement for its 2008 Annual Meeting of Stockholders which was filed with the SEC on April 23, 2008 and its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 12, 2008. These documents are available as described above.

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